                                                                    Exhibit 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE                       Company Contact:
                                            Arthur A. Koch, Jr.
                                            Chief Operating Officer
                                            (302) 456-6789
                                            www.sdix.com

                                            Investor Relations Contact:
                                            Lippert/Heilshorn & Associates, Inc.
                                            William A. Walkowiak, CFA
                                            Klea Theoharis
                                            (212) 838-3777
                                            klea@lhai.com


                STRATEGIC DIAGNOSTICS REPORTS SECOND QUARTER AND
                               SIX MONTH RESULTS


NEWARK, Del., July 25, 2002 - Strategic Diagnostics Inc. (Nasdaq: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today reported financial results for the second quarter and six months ended June 30, 2002.

Revenue for the second quarter of 2002 was $5.6 million, compared with $7.2 million in the second quarter of 2001, which included significant StarLink(TM) test kit sales. The net loss in the second quarter totaled $547,000 or $0.03 per share, compared to net income of $515,000 or $0.03 per diluted share, in the prior year quarter. For the six months ended June 30, 2002, revenues were $11.3 million, versus $14.3 million in the prior year (a decrease of 21 percent), which included significant StarLink(TM) sales. Net loss for the six months totaled $920,000, or $0.05 per share, down from net income of $994,000, or $0.06 per diluted share in the prior year.

Second quarter manufacturing expenses were impacted by a number of factors, including pre-production validation runs and development of standard operating procedures for the food pathogen test. There were also higher research and development expenses associated with the previously announced animal feed test for McDonald's Corporation and the lateral flow food pathogen tests. Certain selling expenses were higher due to the introduction of the new products, including a general hygiene test in the food safety market category and the food pathogen tests.

Last week, the Company launched its RapidChek(R) lateral flow test for E. coli, the first in a series of several new products expected during the second half of 2002. These new products are expected to drive revenue growth in the second half of 2002 and should be strong contributors to gross margins, both as compared to the first half of 2002. Moreover, the manufacturing facilities in Maine for the Company's antibody business have been fully validated, creating the capacity for sales growth beginning in the second half of 2002. Manufacturing efficiencies in these new facilities are expected to have a favorable impact on margins and operating expenses.

President and CEO Richard C. Birkmeyer said, "We are very excited about the launch of our E. coli test. Initial response to this test has been very favorable and the market opportunity for pathogen testing is expanding as food companies develop and expand existing procedures to avoid contamination. Additionally, the Company's tests for mycotoxins continue to gain acceptance in the grain industry. As we look to the balance of this year, our research and product development continues and we are planning several additional product introductions. These include new tests for genetically modified organisms (GMO), as well as additional food-borne pathogen tests, such as for salmonella and for proteins in animal feed that are linked to the transmission of BSE, or mad cow disease.

"In our water quality market, we continue to experience steady demand for Microtox(R) water-testing instruments. The Microtox(R) toxicity test system is gaining acceptance with drinking water utilities across the country. These utilities are currently compiling an assessment of their vulnerability to intentional contamination under recently enacted legislation in the U.S. We are working with these utilities to assist in addressing vulnerabilities by using the Microtox(R) technologies."

Conference Call

A conference call to review second quarter results is scheduled for 11:00 a.m. EDT today. The dial-in number for the live conference call will be 703-871-3022. A live webcast of the conference call will be available on the company's Web site, www.sdix.com, as well as www.on24.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on these sites for 30 days. Telephone replays of the call will be available from 2:00 p.m. EDT on July 25, until 11:59 p.m. on July 26. To listen to the telephone replay, dial 888-266-2081 (703-925-2533 outside the U.S.) and enter passcode 6067879.

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. Trait Check(TM), GMO QuickCheck(TM), and GMO Check(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate" "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)


                                                                          June 30,           December 31,
                                                                            2002                 2001
----------------------------------------------------------------------------------------------------------
ASSETS                                                                  (unaudited)
----------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                              $  1,392              $  2,379
  Receivables, net                                                          4,711                 4,737
  Inventories                                                               7,192                 7,639
  Deferred tax asset                                                          861                   861
  Other current assets                                                        797                   504
----------------------------------------------------------------------------------------------------------
    Total current assets                                                   14,953                16,120
----------------------------------------------------------------------------------------------------------
Property and equipment, net                                                 3,883                 4,072
Other assets                                                                   57                   351
Deferred tax asset                                                          7,471                 6,875
Intangible assets, net                                                      4,806                 4,716
----------------------------------------------------------------------------------------------------------
    Total assets                                                         $ 31,170              $ 32,134
==========================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------
Current Liabilities:
  Accounts payable                                                       $  1,139              $  1,620
  Accrued expenses                                                            667                 1,236
  Current portion of long term debt                                         2,055                 1,333
----------------------------------------------------------------------------------------------------------
    Total current liabilities                                               3,861                 4,189
----------------------------------------------------------------------------------------------------------
Long-term debt                                                              1,264                 1,174
----------------------------------------------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $.01 par value, 20,920,648 shares authorized,
    no shares issued or outstanding                                            --                    --
  Series A preferred stock, $.01 par value, 2,164,362 shares authorized,
    no shares issued or outstanding                                            --                    --
  Series B preferred stock, $.01 par value, 556,286 shares authorized,
    no shares issued or outstanding                                            --                    --
  Series C preferred stock, $.01 par value, 700,000 shares authorized,
    no shares issued or outstanding                                            --                    --
  Common stock, $.01 par value, 35,000,000 shares authorized,
    17,878,959 and 17,858,889 issued and outstanding at June 30, 2002
    and December 31, 2001, respectively                                       179                   178
  Additional paid-in capital                                               31,307                31,114
  Accumulated deficit                                                      (5,416)               (4,496)
  Cumulative translation adjustments                                          (25)                  (25)
----------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                             26,045                26,771
----------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                           $ 31,170              $ 32,134
==========================================================================================================


                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)
                                   (unaudited)

                                                          Three Months                    Six Months
                                                          Ended June 30,                 Ended June 30,
-------------------------------------------------------------------------------   ------------------------------
                                                         2002          2001           2002             2001
===============================================================================   ==============================
NET REVENUES:
-----------------------------------------------------------------  -------------  -------------     ------------
  Product related                                    $     5,471    $     6,999    $    11,038       $    13,890
  Contract and other                                         105            202            282               385
-----------------------------------------------------------------  -------------  -------------     ------------
    Total net revenues                                     5,576          7,201         11,320            14,275
-----------------------------------------------------------------  -------------  -------------     ------------
OPERATING EXPENSES:
  Manufacturing                                            2,918          3,258          6,029             6,581
  Research and development                                   888            705          1,644             1,424
  Selling, general and administrative                      2,681          2,463          5,504             4,649
-----------------------------------------------------------------  -------------  -------------     ------------
    Total operating expenses                               6,487          6,426         13,177            12,654
-----------------------------------------------------------------  -------------  -------------     ------------

    Operating income (loss)                                 (911)           775         (1,857)            1,621

 Interest expense, net                                       (17)           (15)           (33)              (48)

 Gain on sale of assets                                       --             76            374                76
-----------------------------------------------------------------  -------------  -------------     ------------

Income (loss) before taxes                                  (928)           836         (1,516)            1,649
-----------------------------------------------------------------  -------------  -------------     ------------

    Income tax expense (benefit)                            (381)           321           (596)              655
-----------------------------------------------------------------  -------------  -------------     ------------

 Net income (loss)                                          (547)           515           (920)              994
-----------------------------------------------------------------  -------------  -------------     ------------

 Basic net income (loss) per share                   $     (0.03)   $      0.03    $     (0.05)      $      0.06
=================================================================  =============  =============     ============

 Shares used in computing basic net income
   net income (loss) per share                        17,870,000     16,752,000     17,869,000        16,748,000
=================================================================  =============  =============     ============

 Diluted net income (loss) per share                 $     (0.03)   $      0.03    $     (0.05)      $      0.06
=================================================================  =============  =============     ============

 Shares used in computing diluted net income
   net income (loss) per share                        17,870,000     17,352,000     17,869,000        17,303,000
=================================================================  =============  =============     ============
